Exhibit 99.7.(b)

                         AMENDMENT TO CUSTODY CONTRACT

      Amendment dated August 2,1999, by and between State Street Bank and Trust company (the "Custodian") and PaineWebber Cashfund, Inc. (the "Fund") to the custody contract between the Custodian and the Fund, dated April 1, 1996, as amended (the 1 "Custody Concract").

      WHEREAS the Custodian serves as the custodian of the Fund's assets pursuant to : the Custody Contract;

      WHEREAS the Fund may appoint one or more banks identified on Schedule A to this Amendment, as amended from time to time, to serve as additional custodians for the `Fund (each, a "Repo Custodian") for the purpose of the Fund's engaging in @i-party I repurchase agreement transactions (?&Party Repos");

      WHEREAS the Fund may direct the Custodian to make "free delivery" to one or I more Repo Cusrodians of cash or other assets maintained in custody by the Custodian for the Fund pursuant to the Custody Contract for purposes of engaging in Tri-Party Repos; and WHEREAS the Custodian and the Fund desire to amend rhe Custody Contract to permit the Custodian to make `%ee delivery" of cash and other assets of the Fund to Repo Custodians from time to time;

      NOW THEREFORE, the Custodian and the Fund hereby agree to amend the I Custody Contract by adding the following provisions thereto:

      1. Notwithstanding anything to the contrary in the Custody Contract, upon receipt of Proper Instructions (as defined in the Custody Contract), the Custodian shall deliver cash and/or other assets of the Fund to any account maintained for the Fund by a ~ Repo Custodian, which delivery may be made without contemporaneous receipt by the / Custodian of cash or other assets in exchange therefor. Upon such delivery of cash or other assets in acdordance with such Proper Instructions, the Custodian shall have no / further responsibility or obligation to the Fund as a custodian of the Fund with respect to the cash or assets so delivered. In preparing reports of monies received or paid out of the Fund or of assets comprising the Fund, the Custodian shall be entitled to rely upon I information received from time to time from the Repo Custodian and shall not be ' responsible for the accuracy or completeness of such infomlation included in the ' Custodian's reports until such assets are received by the Custodian.

      2. The Fund may amend Schedule A from time to time to add or delete a Repo Custodian for the Fund by delivering Special Instructions (as defined herein) to the Custodian. The term Special Instructions shall mean written instructions executed by at least two officers of the Fund holding the office of Vice President or higher. In all other respects, the Custody Contract shall remain in full force and effect and the Custodian and ithe Fund shall perform their respective obhgations in accordance with the terms thereof.

      THIS AMENDMENT is executed to be effective as of the date set forth above.

                                       PAINEWEBBER CASHFUND, INC.

                                       By:    /s/ Keith A. Weller
                                              ----------------------------------
                                       Name:      Keith A. Weller
                                       Title:     Vice President and
                                                  Assistant Secretary


                                       STATE STREET BANK AND TRUST COMPANY

                                       By:   /s/ Ronald E. Logue
                                             -----------------------------------
                                       Title:    Ronald E. Logue
                                                 Vice Chairman


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

                                   SCHEDULE A


                              Dated: August 2. 1999

                                       to

              Amendment, dated August 2, 1999, to Custody Contract
                                Of April 1, 1996,
                                    between
                    State Street Bank and Trust Company and
                           PaineWebber Cashfund, Inc.

TRI-PARTY REP0 CUSTODIAN BANKS

The Bank of New York
Chase Manhattan Bank


Authorized Signatures for Special Instructions:

 By:   /s/ Keith A. Weller                 By:    /s/ Dianne E. O'Donnell
       -----------------------------              ------------------------------
 Name:     Keith A. Weller                 Name:      Dianne E. O'Donnell
 Title:    Vice President and              Title:     Secretary and Vice
           Assistant Secretary                        President

DATE:      As Of August 2, 1999            DATE:      As Of August 2, 1999
           --------------------------                 --------------------------

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